Discovery Partners International, Inc.
Amendment No. 1 to Notice of Grant of Stock Option

This Amendment No. 1 (this “Amendment”) to the Non-Statutory Stock Option Notice of Grant of Stock Option for 153,616 shares dated as of December 6, 2001 (the “Agreement”) is made as of January 24, 2003, by and among Craig Kussman (“Kussman”) and Discovery Partners International, Inc., a Delaware corporation (“DPI”).

RECITALS

WHEREAS, Executive and DPI are parties to the Agreement; and

WHEREAS, Executive and DPI desire to amend the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amendment and the Agreement, the parties hereby agree as follows:

1. Vesting Schedule Amended. The Vesting Schedule is hereby amended to read in its entirety as follows:

“The Option Shares shall vest in accordance with the following vesting schedule:

(i)         No Option Shares shall vest unless and until the Optionee has completed twelve months of Service (as defined in the Plan) measured from the Vesting Commencement Date.

(ii)        Upon the completion of the twelve (12) month Service period specified in subparagraph (i) above, 25% of the Option Shares shall become vested.

(iii)       The Remaining Option Shares shall vest in a series of successive equal monthly installments over each of the next thirty-six (36) months of Service completed by the Optionee after the initial twelve (12) month Service period specified in subparagraph (i) above.

2. Effect of Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be properly executed and delivered as of the date first above written.

DISCOVERY PARTNERS INTERNATIONAL, INC.
By:

Name:

Title:

CRAIG KUSSMAN